EXHIBIT 99.1
Keurig Dr Pepper Reports Q1 2025 Results and Reaffirms Guidance for 2025
Strong Q1 Results Driven by Top-Line Momentum and Operational Discipline
Double-Digit Net Sales Growth in U.S. Refreshment Beverages
Company Reaffirms 2025 Constant Currency Net Sales and Adjusted EPS Outlook
BURLINGTON, MA and FRISCO, TX (April 24, 2025) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the first quarter of 2025 and reaffirmed its full year guidance.

	Reported GAAP Basis	Adjusted Basis[1]
	Q1	Q1
Net Sales	$3.64 bn	$3.64 bn
% vs prior year	4.8%	6.4%
Diluted EPS	$0.38	$0.42
% vs prior year	15.2%	10.5%
Commenting on the results, CEO Tim Cofer stated, “Our first quarter performance represented a strong start to the year. We delivered healthy top- and bottom-line growth, driven by momentum in key categories and brands, high-quality commercial execution, and disciplined expense management. We also advanced our strategic initiatives and evolved KDP’s leadership and governance, which continued with today's addition of two new independent directors to our Board of Directors. Our reaffirmed full year outlook incorporates our latest view of changing market conditions and we expect another solid year of growth in 2025.”
First Quarter Consolidated Results
Net sales for the first quarter increased 4.8% to $3.6 billion. On a constant currency basis, net sales advanced 6.4%, driven by volume/mix growth of 3.6% and favorable net price realization of 2.8%. The acquisition of GHOST contributed 2.9 percentage points to volume/mix growth.
GAAP operating income increased 4.7% to $801 million, aided by a favorable year-over-year impact of items affecting comparability. Adjusted operating income increased 3.9% to $847 million and totaled 23.3% of net sales. GAAP and Adjusted operating income growth was driven by net sales growth, productivity savings, and overhead efficiencies, partially offset by the impact of inflationary pressures.
GAAP net income increased 13.9% to $517 million, or $0.38 per diluted share, aided by a favorable year-over-year impact of items affecting comparability. Adjusted net income increased 8.5% to $568 million and Adjusted diluted EPS increased 10.5% to $0.42. Adjusted diluted EPS growth was driven by the Adjusted operating income growth and a realized gain on the sale of our investment in Vita Coco.
Operating cash flow for the first quarter was $209 million and free cash flow totaled $102 million.
First Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the first quarter increased 11.0% to $2.3 billion, driven by volume/mix growth of 8.0% and favorable net price realization of 3.0%. Segment growth reflected market share gains in carbonated soft drinks, energy, and sports hydration, as well as the acquisition of GHOST.
1 Adjusted financial metrics presented in this release are non-GAAP, excluding items affecting comparability. Adjusted growth rates are non-GAAP, excluding items affecting comparability and presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.

GAAP operating income increased 6.3% to $654 million, which included an unfavorable year-over-year impact of items affecting comparability. Adjusted operating income increased 8.7% to $676 million and totaled 29.1% of net sales. GAAP and Adjusted operating income growth was driven by net sales growth and productivity savings, partially offset by the impact of inflationary pressures and lapping a larger earned C4 performance incentive in the year-ago period.
U.S. Coffee
Net sales for the first quarter decreased 3.7% to $0.9 billion. Favorable net price realization of 1.5% was more than offset by a volume/mix decline of 5.2%. The timing of category pricing actions implemented in reaction to escalating green coffee costs weighed on volume/mix trends in the quarter.
GAAP operating income decreased 18.5% to $202 million, which included an unfavorable year-over-year impact of items affecting comparability. Adjusted operating income decreased 12.5% to $253 million and totaled 28.8% of net sales. GAAP and Adjusted operating income reflected the net sales decline and the impact of inflationary pressures, which more than offset productivity savings.
International
Net sales for the first quarter decreased 6.3% to $0.4 billion. On a constant currency basis, net sales increased 5.4%, driven by favorable net price realization of 4.1% and volume/mix growth of 1.3%. Refreshment beverages momentum, including in mineral water and carbonated soft drinks, was strong across Canada and Mexico.
GAAP operating income decreased 19.6% to $90 million, including an unfavorable impact from foreign exchange translation and an unfavorable year-over-year impact of items affecting comparability. Adjusted operating income decreased 4.6% to $93 million and totaled 21.4% of net sales. GAAP and Adjusted operating income reflected the impact of inflationary pressures and higher SG&A costs, which more than offset net sales growth and productivity savings.
2025 Guidance
The 2025 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material. Reconciling such items would require unreasonable efforts.
KDP reaffirmed its fiscal 2025 guidance for constant currency net sales growth in a mid-single-digit range and Adjusted diluted EPS growth in a high-single-digit range. At current rates, foreign currency translation is forecasted to approximate a one percentage point headwind to full year top- and bottom-line growth.
Board Appointments
In a separate press release today, the Company announced the appointment of two new independent directors to its Board of Directors effective April 24, 2025.
Investor Contact:
Investor Relations
T: 888-340-5287 / IR@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company in North America, with a portfolio of more than 125 owned, licensed and partner brands and powerful distribution capabilities to provide a beverage for every need, anytime, anywhere. With annual revenue of more than $15 billion, we hold leadership positions in beverage categories including carbonated soft drinks, coffee, tea, water, juice and mixers, and have the #1 single serve coffee brewing system in the U.S. and Canada. Our innovative partnership model builds emerging growth platforms in categories such as premium coffee, energy, sports hydration and ready-to-drink coffee. Our brands include Keurig®, Dr Pepper®, Canada Dry®, Mott's®, A&W®, Peñafiel®, Snapple®, 7UP®, Green Mountain Coffee Roasters®, GHOST®, Clamato®, Core Hydration® and The Original Donut Shop®. Driven by a purpose to Drink Well. Do Good., our 29,000 employees aim to enhance the experience of every beverage occasion and to make a positive impact for people, communities and the planet. For more information, visit www.keurigdrpepper.com and follow us @KeurigDrPepper on LinkedIn and Instagram.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “enable,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “on track,” “plan,” “positioned,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. Our actual financial performance could differ materially from those projected in the forward-looking statements due to a variety of factors, including the inherent uncertainty of estimates, forecasts and projections, global economic uncertainty or economic downturns, tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions, and the possibility that we are unable to successfully integrate GHOST Lifestyle LLC (“GHOST”) into our business, and our financial performance may be better or worse than anticipated. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.
NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as “items affecting comparability”. Refer to page A-5 for the Company’s description of items affecting comparability for each period presented. The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.
Adjusted gross profit. Adjusted gross profit is defined as Net sales less Cost of sales, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted gross profit is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Adjusted operating income. Adjusted operating income is defined as Income from operations, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted operating income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted net income. Adjusted net income is defined as Net income, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted net income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted diluted EPS. Adjusted diluted EPS is defined as Diluted EPS, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted diluted EPS is useful for investors in providing period-to-period comparisons of the results of our operations since it adjusts for certain items affecting overall comparability.
Adjusted gross margin. Adjusted gross margin is defined as Adjusted gross profit divided by Net sales. Management believes that Adjusted gross margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted operating margin. Adjusted operating margin is defined as Adjusted Income from operations divided by Net sales. Management believes that Adjusted operating margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted interest expense. Adjusted interest expense is defined as Interest expense, net, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted interest expense is useful for investors in evaluating our performance and establishing expectations for the impacts of interest expenses.
Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability as described on page A-5. EBITDA is defined as Net income as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Management leverage ratio. Management leverage ratio is defined as KDP’s total principal amounts of debt less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that the Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company's ability to meet its financial obligations.
Free cash flow. Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. Management uses this measure to evaluate the company’s performance and make resource allocation decisions.
Financial measures presented on a constant currency basis. Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates. Because our reporting currency is the U.S. Dollar, the value of financial measures presented in U.S. Dollar will be affected by changes in currency exchange rates. Therefore, we present certain financial measures on a constant currency basis for greater comparability.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	First Quarter
(in millions, except per share data)	2025	2024
Net sales	$3,635	$3,468
Cost of sales	1,650	1,528
Gross profit	1,985	1,940
Selling, general, and administrative expenses	1,192	1,176
Other operating income, net	(8)	(1)
Income from operations	801	765
Interest expense, net	148	178
Other income, net	(7)	(7)
Income before provision for income taxes	660	594
Provision for income taxes	143	140
Net income	$517	$454

Earnings per common share:
Basic	$0.38	$0.33
Diluted	0.38	0.33
Weighted average common shares outstanding:
Basic	1,357.1	1,380.7
Diluted	1,362.2	1,387.7

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(in millions, except share and per share data)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$653	$510
Restricted cash and restricted cash equivalents	80	80
Trade accounts receivable, net	1,329	1,502
Inventories	1,539	1,299
Prepaid expenses and other current assets	745	606
Total current assets	4,346	3,997
Property, plant, and equipment, net	2,951	2,964
Investments in unconsolidated affiliates	1,568	1,543
Goodwill	20,062	20,053
Other intangible assets, net	23,616	23,634
Other non-current assets	1,116	1,200
Deferred tax assets	40	39
Total assets	$53,699	$53,430
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,154	$2,985
Accrued expenses	1,201	1,584
Structured payables	31	41
Short-term borrowings and current portion of long-term obligations	3,999	2,642
Other current liabilities	786	835
Total current liabilities	9,171	8,087
Long-term obligations	11,927	12,912
Deferred tax liabilities	5,430	5,435
Other non-current liabilities	2,724	2,753
Total liabilities	29,252	29,187
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,358,162,801 and 1,356,664,609 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	14	14
Additional paid-in capital	19,711	19,712
Retained earnings	4,997	4,793
Accumulated other comprehensive loss	(275)	(276)
Total stockholders' equity	24,447	24,243
Total liabilities and stockholders' equity	$53,699	$53,430

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Quarter
(in millions)	2025	2024
Operating activities:
Net income	$517	$454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	106	101
Amortization of intangibles	34	33
Other amortization expense	23	36
Provision for sales returns	11	14
Deferred income taxes	(6)	21
Employee stock-based compensation expense	22	28
(Gain) loss on disposal of property, plant, and equipment	(6)	1
Unrealized loss on foreign currency	—	8
Unrealized (gain) loss on derivatives	(62)	10
Equity in earnings of unconsolidated affiliates	(10)	(7)
Earned equity from distribution arrangements	(10)	(45)
Other, net	(2)	3
Changes in assets and liabilities, excluding the effects of business acquisitions:
Trade accounts receivable	164	42
Inventories	(239)	(65)
Income taxes receivable and payables, net	(27)	(10)
Other current and non-current assets	(110)	(136)
Accounts payable and accrued expenses	(173)	(398)
Other current and non-current liabilities	(23)	(5)
Net change in operating assets and liabilities	(408)	(572)
Net cash provided by operating activities	209	85
Investing activities:
Purchases of property, plant, and equipment	(120)	(158)
Proceeds from sales of property, plant, and equipment	13	—
Purchases of intangibles	(14)	(31)
Investments in unconsolidated affiliates	—	(6)
Other, net	64	2
Net cash used in investing activities	(57)	(193)
Financing activities:
Proceeds from issuance of Notes	—	3,000
Repayments of Notes	—	(1,150)
Net issuance (repayment) of commercial paper	1,356	(188)
Repayment of term loan	(990)	—
Proceeds from structured payables	8	23
Repayments of structured payables	(18)	(30)
Cash dividends paid	(312)	(299)
Repurchases of common stock	—	(1,105)
Tax withholdings related to net share settlements	(23)	(41)
Payments on finance leases	(25)	(31)
Other, net	(3)	(21)
Net cash (used in) provided by financing activities	(7)	158
Cash, cash equivalents, restricted cash, and restricted cash equivalents:
Net change from operating, investing, and financing activities	145	50
Effect of exchange rate changes	(2)	—
Beginning balance	608	267
Ending balance	$751	$317

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	First Quarter
(in millions)	2025	2024
Net Sales
U.S. Refreshment Beverages	$2,323	$2,093
U.S. Coffee	877	911
International	435	464
Total net sales	$3,635	$3,468

Income from Operations
U.S. Refreshment Beverages	$654	$615
U.S. Coffee	202	248
International	90	112
Unallocated corporate costs	(145)	(210)
Total income from operations	$801	$765

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
(UNAUDITED)

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the Company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment prior to its sale in the first quarter of 2025; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned); and (vii) other certain items that are excluded for comparison purposes to prior year periods.
For the first quarter of 2025, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring adjustments associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; (iv) restructuring expenses associated with the 2024 Network Optimization; (v) the impact of the step-up of acquired inventory associated with the GHOST acquisition; (vi) integration expenses associated with the GHOST transactions; (vii) the change in our mandatory redemption liability for GHOST; and (viii) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes.
For the first quarter of 2024, the other certain items excluded for comparison purposes include (i) productivity expenses; (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment; (iii) costs related to significant non-routine legal matters, including the antitrust litigation; and (iv) restructuring expenses associated with the 2024 Network Optimization.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the first quarter of 2025 and 2024, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except %)	Gross profit	Gross margin	Income from operations	Operating margin
For the First Quarter of 2025
Reported	$1,985	54.6%	$801	22.0%
Items Affecting Comparability:
Productivity	25		32
Mark to market	(39)		(43)
Amortization of intangibles	—		34
Stock compensation	—		2
Non-routine legal matters	—		3
Transaction costs	—		(1)
Restructuring - 2023 CEO Succession and Associated Realignment	—		(1)
Restructuring - 2024 Network Optimization	1		2
GHOST integration	—		3
Inventory step-up	15		15
Adjusted	$1,987	54.7%	$847	23.3%
Impact of foreign currency		(0.1)%		(0.1)%
Constant currency adjusted		54.6%		23.2%

For the First Quarter of 2024
Reported	$1,940	55.9%	$765	22.1%
Items Affecting Comparability:
Productivity	14		36
Mark to market	(3)		(19)
Amortization of intangibles	—		33
Stock compensation	—		4
Non-routine legal matters	—		1
Transaction costs	—		1
Restructuring - 2023 CEO Succession and Associated Realignment	—		2
Restructuring - 2024 Network Optimization	—		2
Adjusted	$1,951	56.3%	$825	23.8%

Refer to pages A-8 and A-9 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CERTAIN LINE ITEMS - CONSOLIDATED
(UNAUDITED)

(in millions, except % and per share data)	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
For the First Quarter of 2025
Reported	$148	$660	$143	21.7%	$517	$0.38
Items Affecting Comparability:
Productivity	—	32	6		26	0.02
Mark to market	23	(34)	(1)		(33)	(0.02)
Amortization of intangibles	—	34	6		28	0.02
Stock compensation	—	2	—		2	—
Amortization of fair value debt adjustment	(4)	4	1		3	—
Non-routine legal matters	—	3	—		3	—
Transaction costs	—	(1)	—		(1)	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	(1)	—		(1)	—
Restructuring - 2024 Network Optimization	—	2	—		2	—
GHOST integration	—	3	1		2	—
Change in mandatory redemption liability for GHOST	—	11	2		9	0.01
Inventory step-up	—	15	2		13	0.01
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	2		(2)	—
Adjusted	$167	$730	$162	22.2%	$568	$0.42
Impact of foreign currency				—%
Constant currency adjusted				22.2%

For the First Quarter of 2024
Reported	$178	$594	$140	23.6%	$454	$0.33
Items Affecting Comparability:
Productivity	—	36	10		26	0.02
Mark to market	(35)	18	2		16	0.01
Amortization of intangibles	—	33	9		24	0.02
Stock compensation	—	4	1		3	—
Amortization of fair value of debt adjustment	(4)	4	1		3	—
Non-routine legal matters	—	1	—		1	—
Transaction costs	—	1	—		1	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	2	1		1	—
Restructuring - 2024 Network Optimization	—	2	1		1	—
Adjusted	$139	$695	$165	23.7%	$530	$0.38

Change - adjusted	20.1%				7.2%	10.5%
Impact of foreign currency	—%				1.3%	—%
Change - Constant currency adjusted	20.1%				8.5%	10.5%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
INCOME FROM OPERATIONS - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

(in millions, except %)	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
For the First Quarter of 2025
Reported - Income from Operations	$654	$202	$90	$(145)	$801
Items Affecting Comparability:
Productivity	—	25	—	7	32
Mark to market	—	—	—	(43)	(43)
Amortization of intangibles	7	24	3	—	34
Stock compensation	—	—	—	2	2
Non-routine legal matters	—	—	—	3	3
Transaction costs	—	—	—	(1)	(1)
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	(1)	(1)
Restructuring - 2024 Network Optimization	—	2	—	—	2
GHOST integration	—	—	—	3	3
Inventory step-up	15	—	—	—	15
Adjusted - Income from Operations	$676	$253	$93	$(175)	$847

Change - adjusted	8.7%	(12.5)%	(14.7)%	(10.3)%	2.7%
Impact of foreign currency	—%	—%	10.1%	0.6%	1.2%
Change - constant currency adjusted	8.7%	(12.5)%	(4.6)%	(9.7)%	3.9%

For the First Quarter of 2024
Reported - Income from Operations	$615	$248	$112	$(210)	$765
Items Affecting Comparability:
Productivity	2	14	—	20	36
Mark to market	—	—	(6)	(13)	(19)
Amortization of intangibles	5	25	3	—	33
Stock compensation	—	—	—	4	4
Non-routine legal matters	—	—	—	1	1
Transaction costs	—	—	—	1	1
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	2	2
Restructuring - 2024 Network Optimization	—	2	—	—	2
Adjusted - Income from Operations	$622	$289	$109	$(195)	$825

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
CHANGE IN NET SALES AND OPERATING MARGIN - CONSOLIDATED AND SEGMENTS
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
For the first quarter of 2025:
Change in net sales
U.S. Refreshment Beverages	11.0%	—%	11.0%
U.S. Coffee	(3.7)	—	(3.7)
International	(6.3)	11.7	5.4
Total change in net sales	4.8	1.6	6.4

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first quarter of 2025:
Operating margin
U.S. Refreshment Beverages	28.2%	0.9%	29.1%	—%	29.1%
U.S. Coffee	23.0	5.8	28.8	—	28.8
International	20.7	0.7	21.4	(0.1)	21.3
Total operating margin	22.0	1.3	23.3	(0.1)	23.2

	Reported	Items Affecting Comparability	Adjusted
For the first quarter of 2024:
Operating margin
U.S. Refreshment Beverages	29.4%	0.3%	29.7%
U.S. Coffee	27.2	4.5	31.7
International	24.1	(0.6)	23.5
Total operating margin	22.1	1.7	23.8

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)	LAST TWELVE MONTHS
Net income	$1,504
Interest expense, net	705
Provision for income taxes	476
Depreciation expense	427
Other amortization	165
Amortization of intangibles	134
EBITDA	$3,411
Items affecting comparability:
Productivity	$109
Mark to market	(11)
Stock compensation	12
Non-routine legal matters	12
Transaction costs	38
Restructuring - 2023 CEO Succession and Associated Realignment	37
Restructuring - 2024 Network Optimization	51
GHOST integration	4
Change in mandatory redemption liability for GHOST	11
Termination fees for distribution rights related to GHOST	225
Inventory step-up	19
Impairment of goodwill and other intangible assets	718
Impairment of investments and note receivable	2
Adjusted EBITDA	$4,638

March 31,
2025
Principal amounts of:
Commercial paper notes	$2,972
Senior unsecured notes	13,093
Total principal amounts	16,065
Less: Cash and cash equivalents	653
Total principal amounts less cash and cash equivalents	$15,412

March 31, 2025 Management Leverage Ratio	3.3

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	SECOND QUARTER OF 2024	THIRD QUARTER OF 2024	FOURTH QUARTER OF 2024	FIRST QUARTER OF 2025	LAST TWELVE MONTHS
Net income (loss)	$515	$616	$(144)	$517	$1,504
Interest expense, net	204	106	247	148	705
Provision (benefit) for income taxes	157	186	(10)	143	476
Depreciation expense	106	103	112	106	427
Other amortization	65	39	38	23	165
Amortization of intangibles	34	33	33	34	134
EBITDA	$1,081	$1,083	$276	$971	$3,411
Items affecting comparability:
Productivity	$35	$23	$26	$25	$109
Mark to market	(10)	33	(23)	(11)	(11)
Stock compensation	3	4	3	2	12
Non-routine legal matters	1	3	5	3	12
Transaction costs	1	13	25	(1)	38
Restructuring - 2023 CEO Succession and Associated Realignment	11	3	24	(1)	37
Restructuring - 2024 Network Optimization	19	24	6	2	51
GHOST integration	—	—	1	3	4
Change in mandatory redemption liability for GHOST	—	—	—	11	11
Termination fees for distribution rights related to GHOST	—	—	225	—	225
Inventory step-up	—	4	—	15	19
Impairment of goodwill and other intangible assets	—	—	718	—	718
Impairment of investments and note receivable	—	—	2	—	2
Adjusted EBITDA	$1,141	$1,190	$1,288	$1,019	$4,638

KEURIG DR PEPPER INC.
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant, and equipment, proceeds from sales of property, plant, and equipment, and certain items excluded for comparison to prior year periods. For the first quarter of 2025 and 2024, there were no certain items excluded for comparison to prior year periods.

	First Quarter
(in millions)	2025	2024
Net cash provided by operating activities	$209	$85
Purchases of property, plant, and equipment	(120)	(158)
Proceeds from sales of property, plant, and equipment	13	—
Free Cash Flow	$102	$(73)